MC LAW GROUP
A PROFESSIONAL CORPORATION

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                    Opinion of Counsel and Consent of Counsel

Board of Directors
BioGentech Corp.

Re: Registration Statement on Form S-8

Gentlemen:

We have acted as securities counsel for BioGentech Corp., a Nevada corporation (the "Company"). You have requested our opinion in connection with the registration by the Company of 622,084 shares (the "Shares") of its common stock to be registered pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (such registration statement, as amended or supplemented is hereinafter referred to as the "Registration Statement"). The Shares are to be issued under the Company's Consultant Agreements (the "Agreements") and pursuant to resolutions by the Board of Directors.

You have advised that:

     1. The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended.

     2. William Hitchcock has provided accounting consultant services; SP Callaway has provided graphic design consultant services; David V. Cresson has provided consumer pricing study consultant services; Harlan Kickhoefer has provided retail distribution consultant services; G. H. Prestige has provided retail distribution consultant services; Everett Cowan has provided chain drug store sales consultant services; Roger Fischer has provided product oriented campaign consultant services; Alex Halbur has provided product oriented campaign




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BioGentech Corp.
April 16, 2004
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consultant services; Robert Berra has provided product oriented campaign consultant services; Aimee Corso has provided product oriented campaign consultant services; Robert K. Gardner has provided advertising consultant services; Tom Juettner has provided legal services as a patent attorney; Mark Rumph has provided IT consultant services; Dale Hall has provided printing design consultant services; Darcy Hall has provided printing design consultant services; Howard Rettberg has provided printing design consultant services; Eric Hopkins has provided consulting CFO services for Fall 2003; Gianfranco Puopolo has provided serves as legal counsel for the InnoFood issue in Italy; Kelly Johnson has provided services as legal counsel for the former lease resolution issue; David Filler has provided services as legal counsel - InnoFood issue, USA; AJ Sexton has provided Administrative consultant services and was awarded a bonus; Kevin Pickard is providing services as interim CFO for Apr-May 2004; Judith Mann has provided services as legal counsel in regard to employment agreements; Marty Marion has provided services as a pharmaceutical company consultant; Daniel Katsin has provided advertising consultant services; and Lyndon E. Mansfield has provided Advisory Board services.

     3. In their capacities as consultants, the above-named Consultants have provided and will provide bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for the Company's securities.

     4. Chaslav Radovich, Ernest Armstrong, and Jim Luce, are to be issued shares in lieu of employee wages for employees due them.

     5. The Company has agreed to issue its common stock to the above-named individuals as compensation for their services to the Company.

We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.

Based on the accuracy of the information supplied to us, it is our opinion that the Company may avail itself of a Registration Statement on Form S-8, and is qualified to do so. Further, subject to the limitation set forth in the Company's Articles of Incorporation with respect to the maximum number of shares of common stock that the Company is authorized to issue, and assuming that the Shares will be issued as set forth in the Agreements and the Registration Statement, at a time when effective, and that the Company will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states of foreign jurisdictions in which the Shares may be sold, we are of the opinion that, upon proper and legal issuance of the Shares and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of common stock of the Company.

Further, with respect to the issuance of the shares to the individuals set forth in the paragraphs above, we are of the opinion that those persons are eligible individuals in the Agreements and may be issued shares of the Company's Common Stock registered on the Company's Registration Statement on Form S-8 without restriction on transfer or restrictive legend.

This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the Consultants, once properly and legally issued pursuant to the Agreements as described in the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement. We also consent to the reference to our firm under the heading in the Registration Statement. In giving this consent, we do



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BioGentech Corp.
April 16, 2004
Page 3



not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may not be incorporated by reference in a subsequent registration statement on Form S-8 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities issuable under the Agreements.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Nevada or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.

Sincerely,

/s/ MC Law Group, Inc.
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MC Law Group, Inc.
April 16, 2004